Exhibit 99.1

Southern First Reports Results for Third Quarter of 2014

Greenville, South Carolina, October 21, 2014 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $1.6 million, or $0.31 per diluted share for the third quarter of 2014. In comparison, net income available to common shareholders was $1.2 million, or $0.27 per diluted share, for the third quarter of 2013. For the nine months ended September 30, 2014, net income to common shareholders was $3.9 million, or $0.79 per diluted share. In comparison, net income to common shareholders for the nine months ended September 30, 2013 was $3.1 million, or $0.71 per diluted share.

2014 Third Quarter Highlights

•

Net income to common shareholders increased 28% to $1.6 million for Q3 2014 compared to $1.2 million for Q3 2013

•

Loan balances increased 18.0% to $832.7 million during Q3 2014, compared to $705.4 million at Q3 2013

•

Core deposits increased 23.1% to $557.4 million during Q3 2014, compared to $453.0 million at Q3 2013

•

Net interest margin decreased to 3.66% for Q3 2014, compared to 3.73% for Q3 2013 and 3.66% for Q2 2014

•

Total revenue increased 19.4% to $10.1 million during Q3 2014, compared to $8.4 million for Q3 2013

•

Total assets surpassed the $1 billion milestone after 14 years of operation

“I am proud of the accomplishments of the Southern First team as we generated record earnings of $1.6 million and surpassed $1 billion in total assets,” stated Art Seaver, the Company’s CEO. “We are also excited to open our second office in the Charleston region while continuing to experience solid client growth in each of our markets.”

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2014	2014	2014	2013	2013
Earnings ($ in thousands, except per share data):
Net income	$1,826	1,566	1,250	1,439	1,419
Net income available to common shareholder	1,573	1,313	1,057	1,248	1,228
Earnings per common share, diluted	0.31	0.26	0.22	0.27	0.27
Total revenue(1)	10,051	9,588	8,613	8,637	8,418
Net interest margin (tax-equivalent)(2)	3.66%	3.66%	3.68%	3.71%	3.73%
Efficiency ratio(3)	60.35%	65.86%	66.98%	66.82%	65.45%
Balance Sheet ($ in thousands):
Loans(4)	$832,722	812,833	775,770	733,656	705,447
Core deposits(5)	557,417	536,213	519,863	481,967	452,970
Total deposits	772,760	747,369	722,412	680,319	607,052
Total assets	1,007,553	967,089	936,884	890,831	849,890
Holding Company Capital Ratios(6):
Total risk-based capital ratio	11.77%	11.91%	12.09%	12.22%	12.48%
Tier 1 risk-based capital ratio	10.52%	10.66%	10.84%	10.96%	11.23%
Leverage ratio	8.84%	9.01%	9.24%	9.13%	9.33%
Common equity tier 1 ratio(7)	7.52%	7.61%	7.70%	7.09%	7.18%
Tangible common equity(8)	6.19%	6.27%	6.25%	5.65%	5.82%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	1.14%	1.40%	1.07%	1.07%	1.19%
Net charge-offs as a percentage of average loans(4) (YTD annualized)	0.37%	0.28%	0.27%	0.34%	0.38%
Allowance for loan losses as a percentage of loans(4)	1.36%	1.37%	1.38%	1.39%	1.39%
Allowance for loan losses as a percentage of nonperforming loans	141.99%	90.30%	120.99%	122.50%	115.54%
(1) Total revenue is the sum of net interest income and noninterest income.
(2) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3) Noninterest expense divided by the sum of net interest income and noninterest income.
(4) Excludes loans held for sale.
(5) Excludes out of market deposits and time deposits greater than $100,000.
(6) September 30, 2014 ratios are preliminary.
(7) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(8) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.

Operating Results

Net interest margin for the third quarter of 2014 was 3.66%, unchanged from the prior quarter, and 3.73% for the third quarter of 2013. During the third quarter of 2014, our average interest-earning assets increased by $135.2 million, compared to the third quarter of 2013; however, the yield on our interest-earning assets declined by 19 basis points. In comparison, our average interest-bearing liabilities increased by $91.3 million during the third quarter of 2014, compared to the third quarter of 2013, with the respective cost declining by 11 basis points.

Noninterest income was $1.6 million and $1.1 million for the three months ended September 30, 2014 and 2013, respectively. For the nine months ended September 30, 2014 and 2013, noninterest income was $4.0 million and $2.8 million, respectively. The increase in noninterest income during the three and nine month periods ended September 30, 2014 relates primarily to increases in loan fee income and other income, as well as a $230 thousand gain on sale of investment securities which occurred during the second quarter of 2014. A significant portion of our loan fee income relates to income derived from mortgage originations which was $820 thousand and $1.7 million for the three and nine months ended September 30, 2014, respectively. Comparatively, mortgage origination income was $357 thousand and $816 thousand for the three and nine months ended September 30, 2013, respectively.

Noninterest expense was $6.1 million and $5.5 million for the three months ended September 30, 2014 and 2013, respectively, and $18.2 million and $16.0 million for the nine months ended September 30, 2014 and 2013, respectively. The increase in noninterest expense during the 2014 period relates primarily to increases in salaries and benefits and other noninterest expense.

During the third quarter of 2014, we recorded total credit costs of $1.4 million compared to $799 thousand during the third quarter of 2013. The $1.4 million in credit costs during the third quarter of 2014 related primarily to the $1.3 million provision for loan losses, combined with expenses of $71 thousand related to the sale and management of other real estate owned. In addition, net loan charge-offs for the third quarter of 2014 were $1.1 million, or 0.54% of average loans on an annual basis, and related primarily to three commercial relationships. Comparatively, the $799 thousand in credit costs during the third quarter of 2013 related primarily to the provision for loan losses, combined with $25 thousand of expenses related to the sale and management of other real estate owned. For the nine months ended September 30, 2014, total credit costs were $3.4 million, consisting of $3.3 million provision for loan losses and expenses of $96 thousand for the sale and management of other real estate owned. For the nine months ended September 30, 2013, total credit costs were $2.7 million, consisting of $2.7 million provision for loan losses and expenses of $30 thousand from the sale and management of other real estate owned. Our allowance for loan losses was $11.3 million, or 1.36% of loans, at September 30, 2014 which provides approximately 142% coverage of nonaccrual loans, compared to $9.8 million, or 1.39% of loans, at September 30, 2013.

Nonperforming assets were $11.5 million, or 1.14% of total assets, as of September 30, 2014. Comparatively, nonperforming assets were $13.6 million, or 1.40%, at June 30, 2014, and $10.1 million, or 1.19%, at September 30, 2013. Of the $11.5 million in total nonperforming assets as of September 30, 2014, nonperforming loans represent $8.0 million and other real estate owned represents $3.5 million. Classified assets improved to 25% of tier 1 capital plus the allowance for loan losses at September 30, 2014, compared to 31% at September 30, 2013.

Gross loans were $832.7 million as of September 30, 2014, compared to $733.7 million at December 31, 2013, and $705.4 million at September 30, 2013. Of the $99.1 million of loan growth during 2014, $43.2 million was in the Greenville market, $23.7 million was in the Columbia market, and $32.2 million was in the Charleston market. Core deposits, which exclude out-of-market deposits and time deposits of $100,000 or more, increased to $557.4 million at September 30, 2014 compared to $482.0 million at December 31, 2013, and $453.0 million at September 30, 2013. During the first nine months of 2014, core deposits grew by $75.5 million with growth of $37.5 in the Greenville market, $9.7 in the Columbia market, and $28.3 in the Charleston market.

Shareholders’ equity totaled $73.6 million as of September 30, 2014, compared to $65.7 million at December 31, 2013, and $64.8 million at September 30, 2013. As of September 30, 2014, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		3rd Qtr	Nine Months Ended		YTD
	September 30		2014-2013	September 30		2014-2013
(in thousands, except earnings per share)	2014	2013	% Change	2014	2013	% Change
Earnings Summary
Interest income	$10,253	9,100	12.7%	29,388	26,754	9.8%
Interest expense	1,762	1,737	1.4%	5,182	5,383	(3.7)%
Net interest income	8,491	7,363	15.3%	24,206	21,371	13.3%
Provision for loan losses	1,325	775	71.0%	3,275	2,650	23.6%
Noninterest income	1,560	1,055	47.9%	4,048	2,815	43.8%
Noninterest expense	6,066	5,510	10.1%	18,151	16,040	13.2%
Income before provision for income taxes	2,660	2,133	24.7%	6,828	5,496	24.2%
Income tax expense	834	714	16.8%	2,185	1,815	20.4%
Net income	1,826	1,419	28.7%	4,643	3,681	26.1%
Preferred stock dividends	253	191	32.5%	699	580	20.5%
Redemption of preferred stock	-	-	-	-	20	n/m
Net income available to common shareholders	$1,573	1,228	28.1%	3,944	3,121	26.4%

Basic weighted average common shares	4,830	4,272	13.1%	4,776	4,268	11.9%
Diluted weighted average common shares	5,046	4,490	12.4%	4,985	4,428	12.6%

Earnings per common share – Basic	$0.33	0.29	13.8%	0.83	0.73	13.7%
Earnings per common share – Diluted	0.31	0.27	14.8%	0.79	0.71	11.3%

	Quarter Ended		3rd Qtr	Quarter Ended
	September 30		2014-2013	June 30	March 31	December 31
(in thousands, except earnings per share)	2014	2013	% Change	2014	2014	2013
Balance Sheet Highlights
Assets	$1,007,553	849,890	18.6%	967,089	936,884	890,831
Investment securities	63,391	77,636	(18.3)%	64,678	74,707	73,556
Mortgage loans held for sale	9,372	2,586	262.4%	7,189	3,028	3,611
Loans	832,722	705,447	18.0%	812,833	775,770	733,656
Allowance for loan losses	11,305	9,816	15.2%	11,103	10,713	10,213
Other real estate owned	3,549	1,579	124.8%	1,277	1,148	1,198
Noninterest bearing deposits	131,948	94,588	39.5%	123,548	116,363	101,971
Interest bearing deposits	640,812	512,464	25.0%	623,821	606,049	578,348
Total deposits	772,760	607,052	27.3%	747,369	722,412	680,319
Other borrowings	139,600	157,655	(11.5)%	127,100	124,100	124,100
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	62,350	49,477	26.0%	60,644	58,533	50,366
Preferred stock	11,242	15,299	(26.5)%	11,242	11,242	15,299
Total shareholders’ equity	73,592	64,776	13.6%	71,886	69,775	65,665
Common Stock
Book value per common share	$12.91	11.47	12.6%	12.56	12.15	11.66
Stock price:
High	14.25	13.63	4.5%	13.88	13.94	13.98
Low	13.50	10.80	25.0%	13.09	13.05	12.81
Period end	13.94	13.20	5.6%	13.46	13.87	13.28
Common shares outstanding	4,830	4,313	12.0%	4,830	4,818	4,320
Other
Return on average assets(9)	0.74%	0.67%	10.4%	0.65%	0.56%	0.65%
Return on average equity(9)	9.86%	8.74%	12.8%	8.80%	7.35%	8.65%
Loans to deposits	107.76%	116.21%	(7.3)%	108.76%	107.39%	107.84%
Team members	156	138	13.0%	151	140	140
Average Balances ($ in thousands):
Loans	$827,986	695,524	19.0%	798,410	753,630	725,776
Deposits	760,465	629,271	20.8%	725,025	688,809	656,063
Assets	979,929	841,886	16.4%	942,377	901,642	876,583
Equity	73,506	64,430	14.1%	71,409	69,003	65,992
(9) Annualized based on quarterly net income.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2014	2014	2014	2013	2013
Nonperforming Assets
Commercial
Owner occupied RE	$640	671	1,191	1,199	276
Non-owner occupied RE	2,877	3,686	339	373	424
Construction	855	849	887	914	938
Commercial business	745	730	542	712	859
Consumer
Real estate	488	488	528	76	188
Home equity	188	-	-	77	274
Construction	-	-	-	-	-
Other	3	1	2	3	4
Nonaccruing troubled debt restructurings	2,166	5,871	5,365	4,983	5,533
Total nonaccrual loans	7,962	12,296	8,854	8,337	8,496
Other real estate owned	3,549	1,277	1,148	1,198	1,579
Total nonperforming assets	$11,511	13,573	10,002	9,535	10,075
Nonperforming assets as a percentage of:
Total assets	1.14%	1.40%	1.07%	1.07%	1.19%
Total loans	1.38%	1.67%	1.29%	1.30%	1.43%
Accruing troubled debt restructurings	$7,216	6,479	7,774	8,045	6,953

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2014	2014	2014	2013	2013
Allowance for Loan Losses
Balance, beginning of period	$11,103	10,713	10,213	9,816	9,561
Loans charged-off	(1,138)	(652)	(512)	(444)	(530)
Recoveries of loans previously charged-off	15	92	12	16	10
Net loans charged-off	(1,123)	(560)	(500)	(428)	(520)
Provision for loan losses	1,325	950	1,000	825	775
Balance, end of period	$11,305	11,103	10,713	10,213	9,816
Allowance for loan losses to gross loans	1.36%	1.37%	1.38%	1.39%	1.39%
Allowance for loan losses to nonaccrual loans	141.99%	90.30%	120.99%	122.50%	115.54%
Net charge-offs to average loans QTD (annualized)	0.54%	0.28%	0.27%	0.23%	0.30%

AVERAGE YIELD/RATE - Unaudited
	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2014	2014	2014	2013	2013
	Yield/Rate(10)
Interest-earning assets
Federal funds sold	0.26%	0.27%	0.24%	0.25%	0.28%
Investment securities, taxable	2.46%	2.62%	2.88%	2.45%	2.18%
Investment securities, nontaxable	4.12%	4.14%	4.22%	4.18%	4.25%
Loans	4.71%	4.68%	4.75%	4.85%	4.93%
Total interest-earning assets	4.41%	4.43%	4.49%	4.53%	4.60%
Interest-bearing liabilities
NOW accounts	0.16%	0.14%	0.16%	0.21%	0.22%
Savings & money market	0.33%	0.31%	0.30%	0.30%	0.34%
Time deposits	0.71%	0.73%	0.74%	0.73%	0.81%
Total interest-bearing deposits	0.45%	0.46%	0.47%	0.47%	0.50%
Note payable and other borrowings	3.06%	3.02%	3.07%	2.87%	3.03%
Junior subordinated debentures	2.40%	2.39%	2.42%	2.40%	2.43%
Total interest-bearing liabilities	0.91%	0.93%	0.95%	0.97%	1.02%
Net interest spread	3.50%	3.50%	3.54%	3.56%	3.58%
Net interest income (tax equivalent) / margin	3.66%	3.66%	3.68%	3.71%	3.73%
(10) Annualized for the respective three month period.

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of Southern First Bank, the 6th largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in nine locations in the Greenville, Columbia, and Charleston markets of South Carolina. Southern First Bancshares has assets of approximately $1.0 billion and its common stock is traded in the NASDAQ Global Market under the symbol SFST.  More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com